Exhibit 4.18

                               BUY-SELL AGREEMENT

      This Buy-Sell Agreement is made effective as of ___ day of ___________ by and between Research Triangle Consultants, Inc., a North Carolina corporation (the "Corporation") and __________ as the holder of the options to purchase common stock of the Corporation (the "Optionholder").


      NOW, THEREFORE, in consideration of the grant of options to the Optionholder and the mutual promises and covenants made herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties do hereby agree as follows:

                              I. SCOPE OF AGREEMENT

      This Agreement shall apply to any and all shares of capital stock or rights to acquire shares of capital stock of the Corporation now or in the future owned by the Optionholder however and whenever acquired by the Optionholder, which capital stock and rights to acquire shares of capital stock are hereinafter referred to as the "Shares."

                        II.  RESTRICTIONS ON TRANSFER.

2.1 Restrictions on Transfer. The Optionholder will not sell, transfer, donate, exchange or assign or in any way dispose of his or her ownership of any of his or her Shares of capital stock of the Corporation, either voluntarily or involuntarily, including, without limitation, any purported transfer by or pursuant to bankruptcy, attachment, divorce, equitable distribution, or operation of law, without the prior written consent of the Corporation, unless such transfer is in accordance with the terms and conditions of this Agreement. The Corporation agrees not to unreasonably withhold approval for transfers made by the Optionholder for estate planing purposes during his or her lifetime or by testamentary transfer, any or all of his or her shares of the Corporation to his or her spouse, any of his or her children, grandchildren or direct lineal descendants, whether by blood or by adoption, spouses of such issue or a trust for the sole benefit of those persons or any of them. In case of any such transfer, the transferee shall as a consideration to transfer execute and deliver, and be bound by, all the provisions of this Agreement and no further transfer of such shares shall be made by such transferee except back to the Optionholder who originally owned them or except in accordance with the provisions of this Agreement.

2.2 Void Transfers. The Corporation will not transfer on its books any Shares sold or transferred other than pursuant to the terms and conditions of this Agreement. No transferee of Shares in violation of the terms and conditions of this Agreement will be a record owner of such Shares nor will such transferee have the right to receive dividends or other distributions payable to the record owner of such Shares. In the event proper consent is obtained, such transfers shall not be effective unless and until the transferee executes and

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      becomes a party to this Agreement and is legally bound by the terms and conditions herein. Any transfer of Shares in violation of the terms and conditions of this Agreement will be void and without effect in transferring any interest in such Shares to the transferee.

2.3   Lifetime Transfers.

      (i) Offer to Corporation. The Optionholder, or transferee of the Optionholder, who wishes to transfer all or any part of his or her Shares of the Corporation (hereinafter "offeror"), other than an estate planning transfer approved by the Corporation as provided above, shall first shall submit a written offer to sell such shares to the Corporation at the lesser of: (A) the same price per share and upon the same terms and conditions offered by a bona fide prospective purchaser of such shares; or (B) the Fair Market Value determined as provided in Section 3.4 of this Agreement. Such written offer to the Corporation shall continue to be a binding offer to sell until: (1) expressly rejected by the Chief Executive Officer or Chief Financial Officer of the Corporation; or (2) the expiration of a period of thirty (30) days after delivery of such written offer to the Corporation, whichever shall first occur.

      (ii) Contents of Offer. Every written offer submitted in accordance with the provisions of this Section 2.3 shall specifically name the person to whom the offeror intends to transfer the Shares, the number and class of the Shares which he or she intends so to transfer to each person and the price per share and other terms upon which each intended transfer is to be made. If requested by the Corporation, the Optionholder shall provide such other information as the Corporation requests. Upon the termination of all such written offers and the thirty (30) day period provided for in
            Section 2.3(i) above, the offeror shall be free to transfer, for a period of thirty (30) days thereafter, any unpurchased shares to the persons so named at the price per share and upon the other terms and conditions so named, provided that any such transferee of the Shares as a condition to transfer executes and deliver to the Corporation a counterpart of this Agreement agreeing to be bound by the right of first refusal in any subsequent transfer provisions of this Agreement.

      (iii) Delivery of Offer. Every written offer submitted to the Corporation shall be deemed to have been delivered when delivered in person to the Chief Financial Officer of the Corporation or if and when sent by prepaid registered or certified mail, to the Chief Financial Officer of the Corporation at 1135 Kildaire Farm Road, Cary, N.C. 27511, Attention: Chief Financial Officer, or at such other address as the Corporation may hereafter deliver to the Optionholder at the address specified below.

      (iv) Consideration Other than Cash. If any consideration to be received by the offeror for the shares offered is property other than cash, then the price per share shall be measured to the extent of the fair market value of such noncash consideration, which determination shall be made in good faith by the Board of Directors of the


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            Corporation, or a committee of the Board of Directors. Such determination shall be final and binding.

2.4 Closing. The closing (the "Closing") will take place at the principal office of the Corporation on a date specified by the Corporation, which shall not exceed a reasonable time after determination of the purchase price or at such time and place as may be mutually agreed upon by the parties. The selling Optionholder or his or her personal representative will deliver to the purchaser at Closing the certificates representing the Shares being purchased along with such additional documentation and endorsements as the purchasers may reasonably request.

2.5 Payment of Purchase Price. The purchase price of the Shares will be payable at Closing in cash or by certified check.

                 III. OPTION TO PURCHASE OR SELL SHARES

3.1 Option of the Corporation. The Corporation shall have the option to purchase all or some of the Shares at any time and from time from the Optionholder as the Corporation shall determine in its sole discretion for the Fair Market Value determined as provided in Section 3.4 of this Agreement.

3.2   Option of the Optionholders.

      (a) Except if the employment of the Optionholder by the Corporation is terminated for Cause (as defined below), the Optionholder shall have the right to require the Corporation from time to time and at any time to purchase some or all of the Shares held by the Optionholder (the "Put") for a purchase price equal to the lesser of (i) the Fair Market Value determined as provided in Section 3.4 of this Agreement or (ii) the price which the Optionholder paid the Corporation to acquire the Share(s) the Optionholder is requiring the Corporation to purchase upon exercise of the Put.

      (b) Notwithstanding subsection (a) above, the Board of Directors or a committee thereof, may, from time to time in its sole discretion, limit the aggregate amount that the Corporation may use to purchase Shares from Optionholders pursuant to subsection (a) above during any one (1) year or other period (the "Put Amount"). If an Optionholder exercises his Put and the Put Amount would be exceeded if the Corporation paid the purchase price for the Put, the Corporation shall so notify the Optionholder and shall purchase only that portion of the Shares held by the Optionholder exercising his Put that would not result in the Corporation exceeding the Put Amount. The Board of Directors or a committee thereof may adopt any rules it deems appropriate for allocating dollars available among all persons eligible to sell Shares to the Corporation.

      (c) If the Corporation is unable to purchase some or all of the Shares the exercising Optionholder has requested the Corporation to purchase as a result of the limitation


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            in subsection (b) above, immediately after the applicable twelve
            (12) month period has ended, the Corporation shall purchase the Shares not previously purchased from the exercising Optionholder prior to purchasing any other Shares held by other Optionholders exercising their Put, in the manner and subject to the limitation set forth in this Section 3.2.

      (d) "Cause" shall be limited to the following events: (i) drug abuse by Optionholder; (ii) alcohol abuse by Optionholder if it interferes with the efficient conduct of business by Optionholder; (iii) theft, embezzlement or other similar act by Optionholder of any tangible or intangible asset of the Corporation or any customer, supplier or investor of the Corporation; (iv) commission of any other criminal act by Optionholder (whether or not Optionholder is prosecuted and convicted) if such act causes or is likely to cause damage to the business of the Corporation; (v) a material breach by Optionholder of any written agreement between the Corporation and Optionholder, or any written policy of the Corporation known by and applicable to all its employees, but a mere mistake in business judgment shall not constitute "Cause" unless it is a part of a continuing pattern of bad judgment that has caused actual damage to the Corporation or its business, and (vi) willful failure by Optionholder to follow the instructions of the Board of Directors of the Corporation or an officer or other supervisory employee of the Corporation duly authorized by the Board, the Bylaws of the Corporation or an officer of the Corporation to give instructions to Optionholder, to the extent such instructions are reasonably related to the business of the Corporation, are given in good faith to promote the interest of the Corporation, would not require Optionholder to commit any illegal act and are not given to provide the Corporation with cause for terminating Optionholder.

3.3 Manner of Exercise; Closing. The Corporation or the Optionholders shall exercise their respective options by notice in writing given by the Corporation or the Optionholder to the other party, in the case of the Corporation, in the manner provided in Section 2.3(iii) of this Agreement, or, in the case of the Optionholder, at the address set forth in Schedule 1 hereto. Closing shall take place at the time specified in the notice, which shall be not less than thirty (30) days following the date of notice. The Closing will take place as provided in Section 2.4 above and payment shall be made in the manner provided in Section 2.5.

3.4 Fair Market Value. The Fair Market Value of any Shares shall be the value determined in good faith from time to time by the Board of Directors of the Corporation or a committee thereof. Such determination shall be final and binding. If the Optionholder's employment or service is terminated by reason of his death or disability, all insurance proceeds payable to the Corporation on account of such Optionholder's death or disability shall be excluded in making such determination of Fair Market Value, whether or not such proceeds have been paid to the Corporation as of the valuation date.


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                          IV. ADMINISTRATION.

4.1 Legend on Certificates. The Corporation will take such action as is necessary to inscribe on each Share certificate the following legend:

            "The shares represented by this certificate, and the transfer thereof are subject to the provisions of a Buy-Sell Agreement dated as of the 1st day of July, 1998, a copy of which may be inspected at the principal office of the corporation. The agreement, among other things, restricts sale, transfer or hypothecation of the shares. No transfer of ownership of the shares represented by this certificate is valid unless transferor and transferee have complied with the terms and conditions of the Buy-Sell Agreement prior to such transfer."

4.2 Employment. Employment of the Optionholder by the Corporation, if any, is subject to the continued approval of the management and/or the Board of Directors of the Corporation. Neither the ownership of Shares nor this Agreement confers on any Optionholder any expectation of or right to employment. The remedies provided in a written employment agreement will constitute the Optionholder's sole remedy for termination of employment.

4.3 Term. The term of this Agreement will commence upon its execution and terminate on the earlier to occur of the following:

      (i)   dissolution and completion of the liquidation of the Corporation;

      (ii)  the bankruptcy, receivership or dissolution of the Corporation;

      (iii) the effectiveness of a registration statement under the Securities Act of 1933, as amended, relating to a bona fide, firm commitment underwriting of the Corporation's common stock; provided, however, that as a condition to termination of the Corporation may in its sole discretion require the Optionholder to execute and deliver to the underwriters in the offering such form of lock-up agreement as the underwriters request any shareholder of the Corporation to sign; or

      (iv)  the mutual agreement of the parties hereto.

                              V.  MISCELLANEOUS.

5.1 Performance. Each Optionholder and the Corporation agrees to perform such acts as may be reasonably necessary to carry out the provisions of this Agreement.

5.2 Modification. This Agreement supersedes all prior agreements between the parties and constitutes the entire agreement between the parties on the subjects herein. The provisions of this Agreement may not be amended, deleted or modified in whole or in part without the


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express written consent of all parties to this Agreement which will be executed with the same formality as this Agreement.

5.3 Governing Law. This Agreement will be subject to and governed by the laws of the State of North Carolina, without respect to the principles of the choice of law or the conflicts of law.

5.4 Binding Effect. This Agreement will be binding upon and inure to the benefit of the parties hereto, their heirs, successors and assigns.

5.5 Severability. Each portion of this Agreement will be interpreted as separate and divisible, and in the event that any provision will be held to be void, invalid, or unenforceable, the remaining provisions of this Agreement will continue to be in full force and effect.

5.6 Headings. The headings used in this Agreement are included only for convenience of reference, and in the event of any conflict between such headings and the text of this Agreement, the text will control.

5.7 Notices. All notices required or referenced under this Agreement will be in writing, and will be deemed to have been duly given on (i) the date of service if served personally on the party to whom the notice is to be given, or (ii) if mailed on the date three (3) days after having been mailed to the party to whom notice is to be given by first class mail, postage pre-paid, registered or certified, if properly addressed to the party at his or her address as set forth below (or, in the case of the Corporation, the address set forth above), or at such other address as the party may hereafter designate by written notice to the remaining parties.

5.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same document.

5.9 Gender. All references to gender will be interchangeable with the masculine, feminine, and neuter, as applicable.

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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                              RESEARCH TRIANGLE CONSULTANTS, INC.


                              By:
                                  --------------------------------------------
                              Name:  Jeffrey LeRose
                                  --------------------------------------------
                              Title:  President  and  Chief  Executive Officer
                                  --------------------------------------------

                                  OPTIONHOLDER:


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                              Name:
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                              Address:
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